Exhibit 10.1

BANK MUTUAL CORPORATION
2014 INCENTIVE COMPENSATION PLAN

I.           Introduction.

1.01       Purpose. The Bank Mutual Corporation 2014 Incentive Compensation Plan (the "Plan") is intended to provide incentives that will attract and retain the best available (a) directors of Bank Mutual Corporation (the “Company”), and (b) key employees of the Company or any Subsidiary that now exists or hereafter is organized or acquired by the Company, provide additional incentive to such persons and promote the success and growth of the Company. These purposes may be achieved through the grant of Options to purchase Common Stock of the Company, the grant of Stock Appreciation Rights, the grant of Restricted Stock Awards, the grant of Restricted Stock Unit Awards, the grant of Performance Share Awards and the grant of Cash Incentive Awards, as described below.

1.02       Effective Date. The effective date of the Plan shall be February 3, 2014, subject to approval of the Plan by holders of a majority of the outstanding voting common stock of the Company. Any Award granted prior to such shareholder approval shall be expressly conditioned upon shareholder approval of the Plan.

II.          Definitions.

2.01       “Administrator” means the administrator described in Section 4.01.

2.02       “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Cash Incentive Award, as appropriate.

2.03       “Award Agreement” means the agreement between the Company and the Grantee specifying the terms and conditions as described thereunder.

2.04       “Board” means the Board of Directors of Bank Mutual Corporation.

2.05       “Cash Incentive Award” means a cash incentive award under Article X of the Plan.

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2.06       “Change in Control” shall be deemed to have occurred if: (a) any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the owner of securities of Bank Mutual, or any person becomes the beneficial owner, directly or indirectly, of a majority of the capital stock of the Company, in a transaction or transactions subject to the notice provisions of the Change in Bank Control Act of 1978, (12 U.S.C. 1817(j)) as amended from time to time, or approval under the Savings and Loan Holding Company Act (12 U.S.C. 1467a), as amended from time to time; (b) someone other than the Company becomes owner of more than 25% of the voting securities of Bank Mutual; (c) during any period of two (2) consecutive years, the individuals, who at the beginning of any such period constituted the directors of the Company, together with persons who were first elected as directors during such two-year period by or upon the recommendation of persons who were members of the Board immediately prior to such two-year period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board; or (d) the filing by the Company of a report or proxy statement with the Securities and Exchange Commission or the Office of Thrift Supervision disclosing in response to Item 1 of Form 8-K or Item 5 of Part II of Form 10-Q, each promulgated pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) or Item 6(e) of Schedule 14A promulgated thereunder, or successor Items, that a change in control of the Company has or may have occurred pursuant to any contract or transaction. However, notwithstanding the foregoing provisions, the merger, consolidation or other combination of Bank Mutual with, or sale of Bank Mutual to, or assumption of Bank Mutual by any company controlled by, controlling or under control with the Company shall not be considered a Change in Control under the Plan.

2.07       “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

2.08       “Common Stock” or “Stock” means the common stock, $.01 par value, of the Company.

2.09       “Company” means Bank Mutual Corporation, a Wisconsin corporation.

2.10       “Fair Market Value” means, as of any date of determination, (a) the closing sale price of a share of Stock on the NASDAQ National Market System (or on such other recognized market or quotation system on which the trading prices of Stock are traded or quoted), or (b) if no such sale shall have been made on that day, on the last preceding day on which there was such a sale. If such Stock is not then listed or quoted as referenced above, Fair Market Value shall be an amount determined in good faith by the Administrator.

2.11       “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Administrator authorizes the Award or such later date as the Administrator shall determine in its sole discretion.

2.12       “Grantee” means an individual who has been granted an Award.

2.13       “Incentive Stock Option” or “ISO” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder. No Option may be treated as an Incentive Stock Option unless the Plan is approved by the Company's shareholders.

2.14       “Non-Qualified Stock Option” or “NSO” means an option other than an Incentive Stock Option.

2.15       “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

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2.16       “Performance Goal” means a performance goal established by the Administrator prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated); earnings per share; return on assets employed ("ROAE"); total shareholder return; return on equity; return on capital employed; return on assets; return on tangible book value; operating income; operating profit; capital ratio; non-interest expense; deposit growth; loan loss provisions; risk adjusted return on capital; nonperforming asset ratio; earnings before depreciation, interest, taxes and amortization (“EBITDA”); loss ratio; expense ratio; stock price; economic value added; operating cash flow; strategic business criteria, consisting of one or more objectives based on meeting specified revenue, sales, credit quality, loan quality, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets and goals relating to acquisitions or divestitures; return on average assets or average equity; achievement of objectives relating to diversity, employee turnover or other human capital metrics; results of customer satisfaction surveys or other objective measures of customer experience; and/or debt ratings, debt leverage and debt service. The specific performance goals may be, on an absolute or relative basis, established based on one or more of the preceding business criteria with respect to the Company, any one or more Subsidiaries or other business units or product lines of the Company or a group of peer companies established by the Administrator. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

2.17       “Performance Share Award” means an Award under Article IX of the Plan, that is conditioned upon the satisfaction of pre-established performance goals.

2.18       “Plan” means the Bank Mutual Corporation 2014 Incentive Compensation Plan as set forth herein, as it may be amended from time to time.

2.19       “Restricted Stock Award” means a restricted stock award under Article VII of the Plan.

2.20       “Restricted Stock Unit Award” means a restricted stock unit award under Article VIII of the Plan.

2.21       “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).

2.22       “Subsidiary” means any corporation in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

2.23       “Substitute Award” mean an Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by a predecessor or affiliated entity.

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III.       Shares Subject to Award.

3.01       Share Limit. Subject to adjustment as provided in Section 3.02 below, the number of shares of Common Stock of the Company that may be issued under the Plan shall not exceed three million (3,000,000) shares (the "Share Limit"), all of which may be issued in the form of Incentive Stock Options; provided that no individual may be granted Awards covering, in the aggregate, more than two hundred thousand (200,000) shares of Common Stock in any calendar year. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan. Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.

3.02       Changes in Common Stock. Except as provided below, if any stock dividend is declared upon the Common Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to the Common Stock, resulting in a split or combination or exchange of shares, the Administrator shall make or provide for such adjustment in the number of and class of shares that may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Awards as it may, in its discretion, deem to be equitable. Notwithstanding the foregoing, there shall be no adjustment in connection with any Awards made prior to an initial public offering of the Company's Common Stock unless otherwise determined by the Administrator.

IV.        Plan ADMINISTRATION.

4.01       Administration. For purposes of the power to grant Awards to Company directors, the Administrator shall be the entire Board. For other Plan purposes, the Administrator shall be a committee designated by the Board to administer the Plan and shall be the Compensation Committee of the Board. The committee shall be constituted to permit the Plan to comply with the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule, and Section 162(m) of the Code. A majority of the members of the committee shall constitute a quorum. The approval of such a quorum, expressed by a vote at a meeting held either in person or by conference telephone call, or the unanimous consent of all members in writing without a meeting, shall constitute the action of the committee and shall be valid and effective for all purposes of the Plan.

4.02       Administrator Powers. The Administrator is empowered to adopt such rules, regulations and procedures and take such other action as it shall deem necessary or proper for the administration of the Plan. The Administrator shall also have authority to interpret the Plan, and the decision of the Administrator on any questions concerning the interpretation of the Plan shall be final and conclusive. The Administrator may consult with counsel, who may be counsel for the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. Subject to the provisions of the Plan, the Administrator shall have full and final authority to:

(a)	designate the persons to whom Awards shall be granted;

(b)	grant Awards in such form and amount as the Administrator shall determine;

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(c)	provide in an Award that vesting will be accelerated in the event of a Grantee's death or disability (as determined by the Administrator), a Change in Control or an event related to a Change in Control;

(d)	impose such limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate;

(e)	waive in whole or in part any limitations, restrictions or conditions imposed upon any such Award as the Administrator shall deem appropriate;

(f)	modify, extend or renew any Award previously granted; and

(g)	grant Substitute Awards to individuals in substitution for awards previously granted by a predecessor or affiliated entity.

4.03       Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

4.04       Delegation. The Board or designated committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Company selected by it. Any such delegation may be revoked by the Board or by the designated committee at any time.

V.	Stock options.

5.01       Granting of Stock Options. The Administrator may, in its discretion, grant Options to non-employee directors of the Company and to key employees of the Company and any of its Subsidiaries. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Administrator shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan. A Grantee may, if he or she is otherwise eligible, be granted an additional Option or Options if the Administrator shall so determine. Option grants under the Plan shall be evidenced by an Award Agreement in such form and containing such provisions as are consistent with the Plan as the Administrator shall from time to time approve.

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5.02       Type of Option. At the time each Option is granted, the Administrator shall designate the Option as an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that the Plan be approved by the Company's shareholders and that the maximum option term is ten years. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year exceeds $100,000 (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Non-Qualified Stock Options pursuant to Code Section 422(d).

5.03       Purchase Price. The purchase price for a share subject to Option shall not be less than 100% of the Fair Market Value of the share on the date the Option is granted, provided, however, the purchase price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such share on the date the Option is granted if the Grantee then owns (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company.

5.04       Option Terms. Each Option shall be evidenced by an Award Agreement that shall specify the number of Options granted, the term of the Option, and such other provisions as the Administrator shall determine. An Option will become vested and exercisable over the three-year period after the Option Grant Date, with the Option becoming vested and exercisable with respect to 1/3 of the shares covered by the Option one year after the Grant Date and an additional 1/3 becoming vested and exercisable on the second and third anniversaries of the Grant Date; provided that the Administrator may determine, at the time of grant, that the Option will become vested over a longer period of time.

5.05       Method of Exercise. An Option that has become exercisable may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by the payment in full of the Option price for such shares. The purchase price may be paid (a) in cash, (b) by check, (c) with the approval of the Administrator, or if the applicable Agreement so provides, by delivering shares of Common Stock (“Delivered Stock”), (d) by surrendering to the Company shares of Common Stock otherwise receivable upon exercise of the Stock Option (a “Net Exercise”), or (e) any combination of the foregoing. For purposes of the foregoing, Delivered Stock and shares of Common Stock used in a Net Exercise shall be valued at their Fair Market Value determined as of the date of exercise of the Stock Option. No Participant shall be under any obligation to exercise any Stock Option hereunder.

VI.        Stock Appreciation Rights.

6.01       Granting of SARs. The Administrator may, in its discretion, grant SARs to non-employee directors of the Company and to key employees of the Company and any of its Subsidiaries.

6.02       SAR Terms. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR, and such other provisions as the Administrator shall determine. An SAR will become vested and exercisable over the three-year period after the SAR Grant Date, with the SAR becoming vested and exercisable with respect to 1/3 of the shares covered by the SAR one year after the Grant Date and an additional 1/3 becoming vested and exercisable on the second and third anniversaries of the Grant Date; provided that the Administrator may determine, at the time of grant, that the SAR will become vested over a longer period of time.

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6.03       Method of Exercise. An SAR that has become exercisable may be exercised by written notice to the Company stating the number of SARs being exercised.

6.04       Payment upon Exercise. Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (a) the difference obtained by subtracting the grant price from the Fair Market Value of a share of Common Stock on the date of exercise, by (b) the number of SARs exercised. At the discretion of the Administrator, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value (valued at the Fair Market Value of the Common Stock on the date of exercise), or in some combination thereof. The number of available shares under Section 3.01 shall not be affected by any cash payments.

VII.       Restricted Stock AWARDS.

7.01       Administration. The Administrator may, in its discretion, grant shares of Restricted Stock to non-employee directors of the Company and to key employees of the Company and any of its Subsidiaries. The Administrator shall determine the eligible persons to whom and the time or times at which grants of Restricted Stock will be made, the number of shares of restricted Common Stock to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Administrator may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Administrator may determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

7.02       Registration. Any Restricted Stock Award granted hereunder may be evidenced in such manner as the Administrator may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Grantee and shall bear an appropriate legend (as determined by the Administrator) referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the event such Restricted Stock is issued in book-entry form, the depository and the Company’s transfer agent shall be provided with notice referring to the terms, conditions and restrictions applicable to such Restricted Stock, together with such stop-transfer instructions as the Administrator deems appropriate.

7.03       Terms and Conditions. Restricted Stock Awards shall be subject to the following terms and conditions:

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(a)	A Restricted Stock Award will become vested and exercisable over the three-year period after the Grant Date, with 1/3 of the Award becoming vested one year after the Grant Date and an additional 1/3 becoming vested on the second and third anniversaries of the Grant Date; provided that the Administrator may determine, at the time of grant, that the Restricted Stock Award will become vested over a longer period of time.

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(d)	In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Administrator may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(e)	If and when the applicable restrictions lapse, unlegended certificates for such shares shall be delivered to the Grantee.

(f)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

7.04        Rights as Shareholder. A Grantee receiving a Restricted Stock Award shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Administrator, cash dividends shall be automatically paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock.

VIII.     RESTICTED STock Unit Awards.

8.01       Administration. The Administrator may, in its discretion, grant Restricted Stock Unit Awards to non-employee directors of the Company and to key employees of the Company and any of its Subsidiaries. Restricted Stock Unit Awards entitle a Grantee to receive shares of Common Stock or cash payments based upon the Fair Market Value of shares of Common Stock if predetermined conditions are satisfied. The Administrator shall determine the eligible persons to whom and the time or times at which Restricted Stock Unit Awards will be made, the number of shares to be covered by the Award, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Administrator may condition the grant of a Restricted Stock Unit Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Administrator may also condition the grant of a Restricted Stock Unit Award upon such other conditions, restrictions and contingencies as the Administrator may determine. The provisions of Restricted Stock Unit Awards need not be the same with respect to each recipient.

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8.02       Terms and Conditions. Restricted Stock Unit Awards shall be subject to the following terms and conditions:

(a)	A Restricted Stock Unit Award will become vested and exercisable over the three-year period after the Grant Date, with 1/3 of the Award becoming vested one year after the Grant Date and an additional 1/3 becoming vested on the second and third anniversaries of the Grant Date; provided that the Administrator may determine, at the time of grant, that the Restricted Stock Unit Award will become vested over a longer period of time.

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Unit Award.

(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(d)	In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Administrator may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Unit Award.

(e)	If and when the applicable restrictions lapse, the Company shall issue shares of Common Stock to the Grantee or pay to Grantee an amount equal to the Fair Market Value of a share of Common Stock multiplied by the number of shares covered by the Award for which the restrictions have then lapsed.

(f)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

IX.        Performance Share Awards.

9.01       Administration. The Administrator may, in its discretion, grant Performance Share Awards to key employees of the Company and any of its Subsidiaries. Performance Share Awards entitle a Grantee to receive shares of Common Stock if predetermined conditions are satisfied. The Administrator shall determine the eligible employees to whom and the time or times at which Performance Share Awards will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Administrator may condition the grant of a Performance Share Award upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Administrator may also condition the grant of a Performance Share Award upon such other conditions, restrictions and contingencies as the Administrator may determine. The provisions of Performance Share Awards need not be the same with respect to each recipient.

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9.02       Terms and Conditions. Performance Share Awards shall be subject to the following terms and conditions:

(a)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Performance Share Award.

(b)	Except to the extent otherwise provided in the applicable Award Agreement and (c) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(c)	In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for cause), the Administrator may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Performance Share Award.

(d)	If and when the applicable restrictions lapse, if any, unlegended certificates for such shares shall be delivered to the Grantee.

(e)	Each Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award, if any.

X.         Cash Incentive Awards.

10.01      Administration. The Administrator may establish Cash Incentive Awards either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid. The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed four hundred thousand dollars ($400,000).

10.02      Terms and Conditions. Cash Incentive Awards shall be subject to the following terms and conditions:

(a)	A Cash Incentive Award under the Plan shall be paid solely on account of the attainment of one or more preestablished, objective Performance Goals. Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Company as a whole. Performance Goals shall be established in writing by the Administrator not later than 90 days after the commencement of the period of service to which the Performance Goal relates The pre-established Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained.

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(b)	Following the close of the performance period, the Administrator shall determine whether the Performance Goal was achieved, in whole or in part, and determine the amount payable to each employee.

(c)	This Plan does not limit the authority of the Company, the Board or the Administrator, or any Subsidiary to award bonuses or authorize any other compensation to any person.

XI.         Effect of Corporate transactions.

11.01     Merger, Consolidation or Reorganization. In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation or a merger, consolidation or reorganization involving the Company in which the Common Stock ceases to be publicly traded, the Administrator shall, subject to the approval of the Board, or the board of directors of any corporation assuming the obligations of the Company hereunder, take action regarding each outstanding and unexercised Award pursuant to either clause (a) or (b) below:

(a)	Appropriate provision may be made for the protection of such Award by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b)	The Administrator may cancel such Award. In the event any Option or SAR is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event over (ii) the exercise price of such option or the grant price of the SAR, multiplied by the number of shares subject to such Award. In the event any other Award is canceled, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Administrator, based upon the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event. No payment shall be made to a Grantee for any Option or SAR if the purchase or grant price for such Option or SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a share of Company Stock as a result of such event.

11.02      Change in Control. In the event of a Change in Control, the Administrator shall have the right to cancel any outstanding Awards and pay the Grantee an amount determined under Section 11.01(b) above.

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XII.       Miscellaneous.

12.01      Withholding. The Company shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units or the payment of Performance Stock, Grantees may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

12.02      No Employment or Retention Agreement Intended. Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Company or its Subsidiaries; it does not give any Grantee the right to continued service in any capacity with the Company or its Subsidiaries or limit in any way the right of the Company or its Subsidiaries to discharge any Grantee at any time and without notice, with or without cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Company’s right to establish, modify, amend or terminate any profit sharing or retirement plans.

12.03      Non-Transferability of Awards. Any Award granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Administrator may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Administrator.

12.04      Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. The Administrator may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Administrator may also require the Grantee to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

12.05      Rights as Shareholder. A Grantee receiving an Award shall not have any right of a shareholder of the Company with respect to the shares covered by the Award until shares of Stock have been issued to Grantee.

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12.06     Clawback. The Awards granted under this Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

12.07     Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, any outstanding Awards theretofore granted under this Plan shall be deemed canceled.

12.08     Controlling Law. The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

12.09     Termination and Amendment of the Plan. The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall impair without the Grantee’s consent any Award theretofore granted under the Plan. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

12.10     Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Agreements shall be interpreted and applied by the Administrator in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Agreement is determined by the Administrator to not comply with the applicable requirements of Section 409A of the Code, the Administrator shall have the authority to take such actions and to make such changes to the Plan or an Agreement as the Administrator deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant.

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